Exhibit T3A-29

Number: C1016902

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that HELI-ONE CANADA INC. changed its name to HELI-ONE CANADA ULC on October 21, 2014 at 05:20 PM Pacific Time.

ELECTRONIC CERTIFICATE	Issued under my hand at Victoria, British Columbia On October 21, 2014 /s/ Carol Prest CAROL PREST Registrar of Companies Province of British Columbia Canada

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ Carol Prest CAROL PREST

This Notice of Articles was issued by the Registrar on: May 27, 2016 07:37 PM Pacific Time

Incorporation Number:	C1016902

Recognition Date and Time: Continued into British Columbia on October 21, 2014 02:46 PM Pacific Time

NOTICE OF ARTICLES

An unlimited liability company must set out on the face of each share certificate the following statement:

“The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.”

Name of Company:

HELI-ONE CANADA ULC

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
4740 AGAR DRIVE	4740 AGAR DRIVE
RICHMOND BC V7B 1A3	RICHMOND BC V7B 1A3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
4740 AGAR DRIVE	4740 AGAR DRIVE
RICHMOND BC V7B 1A3	RICHMOND BC V7B 1A3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

KING, PAUL

Mailing Address:	Delivery Address:
4740 AGAR DRIVE	4740 AGAR DRIVE
RICHMOND BC V7B 1A3	RICHMOND BC V7B 1A3
CANADA	CANADA

Last Name, First Name, Middle Name:

ECKERT, LEE

Mailing Address:	Delivery Address:
600 EAST LAS COLINAS BOULEVARD, SUITE 10	600 EAST LAS COLINAS BOULEVARD, SUITE 10
IRVING TX 75039	IRVING TX 75039
UNITED STATES	UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

April 16, 2015

AUTHORIZED SHARE STRUCTURE

1. No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

2. No Maximum	CLASS A PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

3. No Maximum	CLASS B PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

4. No Maximum	CLASS C PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

5. No Maximum	CLASS D PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

6. No Maximum	CLASS E PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

Date and Time: October 21, 2014 05:20 PM Pacific Time

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Alteration

Converting a BC Company

to a BC Unlimited Liability Company

FORM 48

BUSINESS CORPORATIONS ACT

Sections 257 and 51.31

Filed Date and Time:	October 21, 2014 05:20 PM Pacific Time

Alteration Date and Time:	Notice of Articles Altered on October 21, 2014 05:20 PM Pacific Time

NOTICE OF ALTERATION FROM A BC COMPANY TO BECOME A BC UNLIMITED LIABILITY COMPANY

Incorporation Number:	Name of Company:

C1016902	HELI-ONE CANADA INC.

Name Reservation Number:	Name Reserved:

NR9355640	HELI-ONE CANADA ULC

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	To:
HELI-ONE CANADA INC.	HELI-ONE CANADA ULC

C1016902

Number: C1016902

CERTIFICATE

OF

CONTINUATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that HELI-ONE CANADA INC., which was duly registered as an extraprovincial company under the laws of British Columbia with certificate number A0075594, has continued into British Columbia from the Jurisdiction of CANADA, under the Business Corporations Act, with the name HELI-ONE CANADA INC. on October 21, 2014 at 02:46 PM Pacific Time.

ELECTRONIC CERTIFICATE	Issued under my hand at Victoria, British Columbia On October 21, 2014 /s/ Carol Prest CAROL PREST Registrar of Companies Province of British Columbia Canada

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Continuation Application FORM 16 BUSINESS CORPORATIONS ACT Section 302	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ Carol Prest CAROL PREST

FILING DETAILS:	Continuation Application for:
HELI-ONE CANADA INC.

Incorporation Number: C1016902

Filed Date and Time:	October 21, 2014 02:46 PM Pacific Time

Recognition Date and Time:	Continued into British Columbia October 21, 2014 02:46 PM Pacific Time

CONTINUATION APPLICATION

Name Reservation Number:	Name Reserved:

NR6536203	HELI-ONE CANADA INC.

PREVIOUS FOREIGN JURISDICTION INFORMATION

Identifying Number in Foreign Jurisdiction:	Name in Foreign Jurisdiction:

448980-2	HELI-ONE CANADA INC.

Date of Incorporation, Continuation, or Amalgamation in Foreign Jurisdiction:	Foreign Jurisdiction:

September 17, 2008	FEDERAL

C1016902

EXTRAPROVINCIAL REGISTRATION INFORMATION

Previous Registration Number in BC:	Extraprovincial Company’s Name in BC:

A0075594	HELI-ONE CANADA INC.

Authorization for Continuation

The authorization for the continuation into BC from the foreign corporations jurisdiction was filed.

NOTICE OF ARTICLES

Name of Company:

HELI-ONE CANADA INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
4740 AGAR DRIVE	4740 AGAR DRIVE
RICHMOND BC V7B 1A3	RICHMOND BC V7B 1A3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
4740 AGAR DRIVE	4740 AGAR DRIVE
RICHMOND BC V7B 1A3	RICHMOND BC V7B 1A3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
KING, PAUL

Mailing Address:	Delivery Address:
1919 WEST 13TH AVENUE	1919 WEST 13TH AVENUE
VANCOUVER BC V6J 2H5	VANCOUVER BC V6J 2H5
CANADA	CANADA

Last Name, First Name, Middle Name:
HILL, RUSS

Mailing Address:	Delivery Address:
701 FIELDSTON ROAD	701 FIELDSTON ROAD
BELLINGHAM WA 98225	BELLINGHAM WA 98225
UNITED STATES	UNITED STATES

C1016902

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

2.	No Maximum	CLASS A PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

3.	No Maximum	CLASS B PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached

C1016902

Industry Canada Industrie Canada

Certificate of Discontinuance

Canada Business Corporations Act

Certificat de changement de régime

Loi canadienne sur les sociétés par actions

Heli-One Canada Inc.

Corporate name / Dénomination sociale

448980-2

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation was discontinued under section 188 of the *Canada Business Corporations Act* and continued under the laws of another jurisdiction as specified in the attached document.

Je certifie que la société susmentionnée a changé de régime aux termes de l'article 188 de la *Loi canadienne sur les sociétés par actions* et a été prorogée sous le régime de la loi d'une autre autorité législative tel que spécifié dans le document ci-joint.

Virginie Ethier

Director / Directeur

2014-10-21

Date of Discontinuance (YYYY-MM-DD)
Date du changement de régime (AAAA-MM-JJ)

Canada

Industry Canada | Industrie Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

Heli-One Canada Inc.

Name of corporation-Dénomination de la société

448980-2

Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act,* of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions,* des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Richard G. Shaw
Director - Directeur

September 17, 2008 / le 17 septembre 2008

Date of Amalgamation - Date de fusion

Canada

Industry Canada — Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)

FORMULE 9 STATUTS DE FUSION (ARTICLE 185)

1 — Name of the Amalgamated Corporation — Dénomination sociale de la société issue de la fusion

Heli-One Canada Inc.

2 — The province or territory in Canada where the registered office is to be situated — La province ou le territoire au Canada où se situera le siège social

British Columbia

3 — The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of shares of one class designated as common shares.

4 — Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

The annexed schedule 1 is incorporated in this form.

5 — Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum 1; Maximum 10

6 — Restrictions, if any, on business the corporation may carry on — Limites imposées à l'activité commerciale de la société, s'il y a lieu

None.

7 — Other provisions, if any — Autres dispositions, s'il y a lieu

The annexed schedule 2 is incorporated in this form.

8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: — La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après

☐ 183 ☑ 184(1) ☐ 184(2)

9 — Name of the amalgamating corporations / Dénomination sociale des sociétés fusionnantes	Corporation No. / N° de la société	Signature	Date	Title / Titre	Tel. No. / N° de tél.
6997724 Canada Inc.	6997724	[signature]	09/16/08	Director	(604) 279-2455
Heli-One Canada Inc.	6976972	[signature]	09/16/08	Director	(604) 279-2455

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

4489802

RECEIVED SEP 17 2008

IC 3190 (2007/06)

SCHEDULE I

RESTRICTIONS OF SHARE TRANSFERS

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holder thereof to vote in all circumstances (other than a separate class vote of the holders of another of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE 2

OTHER PROVISIONS

1. (a) The number of shareholders of the Corporation, exclusive of persons who are employees or former employees of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and

(b) The Corporation is prohibited from distributing designated securities (as such term is defined in Multilateral Instrument 45-103 of the British Columbia Securities Commission, as amended from time to time, or any successor legislation thereto in force in the Province of British Columbia (collectively, “M145-103”) to any person or company other than those listed in Section 2.1 of M145-103.

2. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a university of property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation.

3. The Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation.

4. The number of directors of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation shall be as determined from time to time by resolution of the directors of the Corporation.

5. The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation, but the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.

HELI-ONE CANADA ULC

(the “Company”)

The undersigned, being the sole shareholder of the Company, hereby consents in writing to the following Special Resolutions passed as of April 16                  , 2015:

SHARE CAPITAL ALTERATION

BE IT RESOLVED as Special Resolutions that:

(a)	the authorized share structure, the Notice of Articles and the Articles of the Company be altered in the following respects:

(i)	by adding to the authorized share structure of the Company by creating an unlimited number of Class C Preferred shares without par value;

(ii)	by adding to the authorized share structure of the Company by creating an unlimited number of Class D Preferred shares without par value;

(iii)	by adding to the authorized share structure of the Company by creating an unlimited number of Class E Preferred shares without par value;

(iv)	by creating and attaching to the Class C Preferred, Class D Preferred and Class E Preferred shares the special rights and restrictions as set out in Articles 27 and 28 attached hereto as Schedule A;

(v)	by altering the Notice of Articles of the Company to reflect the alterations authorized by paragraphs (a)(i) to (iv) of these resolutions, together with related changes as are necessary to give effect to the foregoing; and

(vi)	by deleting and replacing Articles 27 and 28 from the Articles of the Company with Articles 27 and 28 attached hereto as Schedule A to the Articles of the Company;

(b)	any one director or officer of the Company be and is hereby authorized and directed to enter into, execute and deliver all such deeds, documents, certificates and other writings and to perform and do all such acts and things as such director or officer may consider necessary, desirable or useful for the purpose of giving effect to these resolutions; and

(c)	notwithstanding any of the foregoing, the alteration of the Articles pursuant to these resolutions shall not be effective until such time as a Notice of Alteration has been filed on behalf of the Company with the Registrar of Companies and has taken effect.

EXECUTION BY ELECTRONIC TRANSMISSION

These resolutions may be signed and delivered by facsimile or any other means of electronic transmission, and such signed and delivered resolutions will be deemed to be an original.

CHC HELICOPTER (1) S.A.R.L.

Per:
Authorized Signatory

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SCHEDULE A

ARTICLE 27

SPECIAL RIGHTS AND RESTRICTIONS

27.1	Common

The Common shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	The holders of the Common shares are entitled to one vote in respect of each Common share held, at any annual or special general meeting of the shareholders of the Company.

(b)	The holders of the Common shares shall, in the absolute discretion of the directors and subject to the rights of the holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares, be entitled to receive dividends, as and when declared by the directors, out of moneys of the Company properly applicable to the payment of dividends.

(c)	No dividend shall at any time be declared and paid or set apart for payment on the Common shares in any fiscal year, if such a declaration and payment would (i) impair the ability of the Company to redeem from the net assets of the Company all of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares then outstanding for the Aggregate Class A Redemption Price, Aggregate Class B Redemption, Aggregate Class C Redemption Price, Aggregate Class D Redemption Price and Aggregate Class E Redemption Price, and (ii) impair the ability of the Company to pay any dividends then declared or payable to the holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred or Class E Preferred shares.

(d)	In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, after payment has been made to the holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares of the amount to which they are entitled, the holders of the Common shares shall be entitled to receive the amount of capital paid up on their respective Common shares and shall be entitled to share equally, share for share, in the remaining property and assets of the Company.

27.2	Class A Preferred Shares

The Class A Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

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(a)	For purposes of these Articles, “Class A Redemption Price” shall mean with respect to a Class A Preferred share, the sum of $1.00 and “Aggregate Class A Redemption Price” shall mean, with respect to a Class A Preferred share, the Class A Redemption Price plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class A Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

(c)	The holders of the Class A Preferred shares shall in each fiscal period of the Company, at the discretion of the directors, in preference and priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, cumulative dividends at an annual rate, to be determined by the directors at the time of issuance of such Class A Preferred shares, based on the Class A Redemption Price. Except as hereinafter otherwise provided, the Class A Preferred shares shall not be entitled to any dividend other than, or in excess of, such cumulative dividend provided that before payment of any dividend to the holders of shares of any other class, all dividends accrued, unpaid and due to the holders of Class A Preferred shares hereunder shall first be paid.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred shares shall be entitled to receive their respective Aggregate Class A Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of the Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares or shares ranking junior to the Class A Preferred shares. Upon payment of the amount so payable to them, the holders of the Class A Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preferred shares on payment of the Aggregate Class A Redemption Price for each Class A Preferred share to be redeemed. If a part only of the then outstanding Class A Preferred shares is at any time to be redeemed pursuant to this subclause, the Class A Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

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(f)	In any case of redemption of the Class A Preferred shares under the provisions of Article 27.2(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class A Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class A Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class A Redemption Price and the date on which redemption is to take place (the “Class A Redemption Date”) and if part of the Class A Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class A Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class A Preferred shares to be redeemed, the Aggregate Class A Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class A Preferred shares called for redemption. Such Class A Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class A Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class A Redemption Date the Class A Preferred shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of the Aggregate Class A Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class A Preferred shares so called for redemption fail to present the certificates representing such Class A Preferred shares on the Class A Redemption Date the Company shall have the right to deposit the Aggregate Class A Redemption Price for such shares in a special account in any chartered bank or any trust Company in Canada to be paid with or without interest to or to the order of the respective holders of such Class A Preferred shares called for redemption upon presentation and surrender to such bank or trust Company of the certificates representing the same and upon such deposit being made the Class A Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class A Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class A Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

(g)	Any holder of Class A Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class A Preferred shares held by him by payment of the Aggregate Class A Redemption Price for each Class A Preferred share to be redeemed.

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(h)	In the event any holder of Class A Preferred shares desires the Company to redeem any of his Class A Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class A Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class A Shareholder’s Redemption Date and if part of the Class A Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class A Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class A Preferred shares called for redemption, pay to such holder the Aggregate Class A Redemption Price therefor. Such Class A Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class A Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class A Preferred shares to be redeemed on the Class A Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

27.3	Class B Preferred Shares

The Class B Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class B Redemption Price” shall mean with respect to a particular Class B Preferred share an amount equal to the fair market value of the consideration received for the issuance of such Class B Preferred share as determined by the directors at the time of issuance of such Class B Preferred share and adjusted by the directors at any time or times so as to ensure that the Class B Redemption Price of the Class B Preferred shares issued as partial or total consideration for the purchase by the Company of any assets (for the purposes of this Article 27.3(a), the “Purchased Assets”, which may include shares in the capital of the Company) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase by the Company and the aggregate value of the non-share consideration, if any, paid by the Company as partial or total consideration for the Purchased Assets.

For greater certainty, if at any time or from time to time after the issuance of the Class B Preferred shares,

(i)	the Canada Revenue Agency or other competent taxing authority issues an actual or proposed assessment or reassessment (the “Assessment”) on the basis that the aggregate fair market value of the Purchased Assets as at the date of their purchase is other than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the aggregate fair market value of the Purchased Assets assumed in the Assessment is not disputed; or

6

(ii)	the Assessment is disputed and a final settlement is reached with the Canada Revenue Agency or other competent taxing authority as to the aggregate fair market value of the Purchased Assets as at the date of their purchase; or

(iii)	a court of competent jurisdiction determines that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and no appeal from such determination has been filed prior to the expiration of the relevant appeal period; or

(iv)	the Company’s auditors or accountants inform it in writing that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the Company and the holder of such Class B Preferred shares agreed that such different amount is correct, then the aggregate purchase price for the Purchased Assets shall be deemed to be the aggregate fair market value so determined and the Class B Redemption Price of a Class B Preferred share shall be increased or decreased, as the case may be, so that the Class B Redemption Price of a Class B Preferred share shall be an amount equal to the aggregate fair market value of the Purchased Assets so determined less the aggregate value of the non-share consideration, if any, divided by the number of Class B Preferred shares which were issued for such Purchased Assets, it being the intention of the Company and such holder of Class B Preferred shares that the effect of any adjustment made pursuant to this Article 27.3(a) shall be to place the Company and such holder of Class B Preferred shares in the same position nunc pro tunc as they would have been had the aggregate fair market value of the Purchased Assets so determined been the amount originally determined as the aggregate fair market value of the Purchased Assets. “Aggregate Class B Redemption Price” shall mean with respect to a Class B Preferred share the Class B Redemption Price for such share plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class B Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

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(c)	The holders of the Class B Preferred shares shall in each fiscal period of the Company, in the discretion of the directors and without preference or priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non-cumulative dividends at an annual rate on the Class B Redemption Price to be determined by the directors at the time of issuance of the Class B Preferred shares. Except as hereinafter otherwise provided, the Class B Preferred shares shall not be entitled to any dividend other than, or in excess of, such non-cumulative dividend.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class B Preferred shares shall, after payment has been made to the holders of the Class A Preferred shares of the amount to which they are entitled, be entitled to receive their respective Aggregate Class B Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of shares ranking junior to the Class B Preferred shares. Upon payment of the amount so payable to them, the Class B Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class B Preferred shares on payment of the Aggregate Class B Redemption Price for each Class B Preferred share to be redeemed. If a part only of the then outstanding Class B Preferred shares is at any time to be redeemed pursuant to this subclause, the Class B Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

(f)	In any case of redemption of the Class B Preferred shares under the provisions of Article 27.3(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class B Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class B Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class B Redemption Price and the date on which redemption is to take place (the “Class B Redemption Date”) and if part of the Class B Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class B Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class B Preferred shares to be redeemed, the Aggregate Class B Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class B Preferred shares called for redemption. Such Class B Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class B Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class B Redemption Date the Class B Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class B Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class B Preferred shares so called for redemption fail to present the certificates representing such Class B Preferred shares on the Class B Redemption Date the Company shall have the right to deposit the Aggregate Class B Redemption Price for such shares in a special account in any chartered bank or any trust corporation in Canada to be paid with or without interest to or to the order of the respective holders of such Class B Preferred shares called for redemption upon presentation and surrender to such bank or trust corporation of the certificates representing the same and upon such deposit being made the Class B Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class B Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class B Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

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(g)	Any holder of Class B Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class B Preferred shares held by him by payment of the Aggregate Class B Redemption Price for each Class B Preferred share to be redeemed.

(h)	In the event any holder of Class B Preferred shares desires the Company to redeem any of his Class B Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class B Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class B Shareholder’s Redemption Date and if part of the Class B Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class B Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class B Preferred shares called for redemption, pay to such holder the Aggregate Class B Redemption Price therefor. Such Class B Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class B Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class B Preferred shares to be redeemed on the Class B Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

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27.4	Class C Preferred Shares

The Class C Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class C Redemption Price” shall mean with respect to a particular Class C Preferred share an amount equal to the fair market value of the consideration received for the issuance of such Class C Preferred share as determined by the directors at the time of issuance of such Class C Preferred share and adjusted by the directors at any time or times so as to ensure that the Class C Redemption Price of the Class C Preferred shares issued as partial or total consideration for the purchase by the Company of any assets (for the purposes of this Article 27.4(a), the “Purchased Assets”, which may include shares in the capital of the Company) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase by the Company and the aggregate value of the non-share consideration, if any, paid by the Company as partial or total consideration for the Purchased Assets.

For greater certainty, if at any time or from time to time after the issuance of the Class C Preferred shares,

(i)	the Canada Revenue Agency or other competent taxing authority issues an actual or proposed assessment or reassessment (the “Assessment”) on the basis that the aggregate fair market value of the Purchased Assets as at the date of their purchase is other than the sum of the Class C Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the aggregate fair market value of the Purchased Assets assumed in the Assessment is not disputed; or

(ii)	the Assessment is disputed and a final settlement is reached with the Canada Revenue Agency or other competent taxing authority as to the aggregate fair market value of the Purchased Assets as at the date of their purchase; or

(iii)	a court of competent jurisdiction determines that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class C Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and no appeal from such determination has been filed prior to the expiration of the relevant appeal period; or

(iv)	the Company’s auditors or accountants inform it in writing that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class C Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the Company and the holder of such Class C Preferred shares agreed that such different amount is correct,

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then the aggregate purchase price for the Purchased Assets shall be deemed to be the aggregate fair market value so determined and the Class C Redemption Price of a Class C Preferred share shall be increased or decreased, as the case may be, so that the Class C Redemption Price of a Class C Preferred share shall be an amount equal to the aggregate fair market value of the Purchased Assets so determined less the aggregate value of the non-share consideration, if any, divided by the number of Class C Preferred shares which were issued for such Purchased Assets, it being the intention of the Company and such holder of Class C Preferred shares that the effect of any adjustment made pursuant to this Article 27.4(a) shall be to place the Company and such holder of Class C Preferred shares in the same position nunc pro tunc as they would have been had the aggregate fair market value of the Purchased Assets so determined been the amount originally determined as the aggregate fair market value of the Purchased Assets. “Aggregate Class C Redemption Price” shall mean with respect to a Class C Preferred share the Class C Redemption Price for such share plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class C Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

(c)	The holders of the Class C Preferred shares shall in each fiscal period of the Company, in the discretion of the directors and without preference or priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non-cumulative dividends at an annual rate on the Class C Redemption Price to be determined by the directors at the time of issuance of the Class C Preferred shares. Except as hereinafter otherwise provided, the Class C Preferred shares shall not be entitled to any dividend other than, or in excess of, such non-cumulative dividend, and for greater certainty the directors may, on issuance, elect not to set any rate for such non-cumulative dividends.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class C Preferred shares shall, after payment has been made to the holders of the Class A Preferred and Class B Preferred shares of the amount to which they are entitled, be entitled to receive their respective Aggregate Class C Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of shares ranking junior to the Class C Preferred shares. Upon payment of the amount so payable to them, the Class C Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

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(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class C Preferred shares on payment of the Aggregate Class C Redemption Price for each Class C Preferred share to be redeemed. If a part only of the then outstanding Class C Preferred shares is at any time to be redeemed pursuant to this subclause, the Class C Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

(f)	In any case of redemption of the Class C Preferred shares under the provisions of Article 27.4(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class C Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class C Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class C Redemption Price and the date on which redemption is to take place (the “Class C Redemption Date”) and if part of the Class C Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class C Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class C Preferred shares to be redeemed, the Aggregate Class C Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class C Preferred shares called for redemption. Such Class C Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class C Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class C Redemption Date the Class C Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class C Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class C Preferred shares so called for redemption fail to present the certificates representing such Class C Preferred shares on the Class C Redemption Date the Company shall have the right to deposit the Aggregate Class C Redemption Price for such shares in a special account in any chartered bank or any trust corporation in Canada to be paid with or without interest to or to the order of the respective holders of such Class C Preferred shares called for redemption upon presentation and surrender to such bank or trust corporation of the certificates representing the same and upon such deposit being made the Class C Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class C Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class C Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

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(g)	Any holder of Class C Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class C Preferred shares held by him by payment of the Aggregate Class C Redemption Price for each Class C Preferred share to be redeemed.

(h)	In the event any holder of Class C Preferred shares desires the Company to redeem any of his Class C Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class C Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class C Shareholder’s Redemption Date and if part of the Class C Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class C Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class C Preferred shares called for redemption, pay to such holder the Aggregate Class C Redemption Price therefor. Such Class C Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class C Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class C Preferred shares to be redeemed on the Class C Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

27.5	Class D Preferred Shares

The Class D Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class D Redemption Price” shall mean with respect to a particular Class D Preferred share an amount equal to the fair market value of the consideration received for the issuance of such Class D Preferred share as determined by the directors at the time of issuance of such Class D Preferred share and adjusted by the directors at any time or times so as to ensure that the Class D Redemption Price of the Class D Preferred shares issued as partial or total consideration for the purchase by the Company of any assets (for the purposes of this Article 27.5(a), the “Purchased Assets”, which may include shares in the capital of the Company) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase by the Company and the aggregate value of the non-share consideration, if any, paid by the Company as partial or total consideration for the Purchased Assets.

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For greater certainty, if at any time or from time to time after the issuance of the Class D Preferred shares,

(i)	the Canada Revenue Agency or other competent taxing authority issues an actual or proposed assessment or reassessment (the “Assessment”) on the basis that the aggregate fair market value of the Purchased Assets as at the date of their purchase is other than the sum of the Class D Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the aggregate fair market value of the Purchased Assets assumed in the Assessment is not disputed; or

(ii)	the Assessment is disputed and a final settlement is reached with the Canada Revenue Agency or other competent taxing authority as to the aggregate fair market value of the Purchased Assets as at the date of their purchase; or

(iii)	a court of competent jurisdiction determines that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class D Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and no appeal from such determination has been filed prior to the expiration of the relevant appeal period; or

(iv)	the Company’s auditors or accountants inform it in writing that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class D Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the Company and the holder of such Class D Preferred shares agreed that such different amount is correct, then the aggregate purchase price for the Purchased Assets shall be deemed to be the aggregate fair market value so determined and the Class D Redemption Price of a Class D Preferred share shall be increased or decreased, as the case may be, so that the Class D Redemption Price of a Class D Preferred share shall be an amount equal to the aggregate fair market value of the Purchased Assets so determined less the aggregate value of the non-share consideration, if any, divided by the number of Class D Preferred shares which were issued for such Purchased Assets, it being the intention of the Company or such holder of Class D Preferred shares that the effect of any adjustment made pursuant to this Article 27.5(a) shall be to place the Company or such holder of Class D Preferred shares in the same position nunc pro tunc as they would have been had the aggregate fair market value of the Purchased Assets so determined been the amount originally determined as the aggregate fair market value of the Purchased Assets. “Aggregate Class D Redemption Price” shall mean with respect to a Class D Preferred share the Class D Redemption Price for such share plus all declared and unpaid dividends thereon.

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(b)	Except as provided in the Act, the holders of the Class D Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

(c)	The holders of the Class D Preferred shares shall in each fiscal period of the Company, in the discretion of the directors and without preference or priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non-cumulative dividends at an annual rate on the Class D Redemption Price to be determined by the directors at the time of issuance of the Class D Preferred shares. Except as hereinafter otherwise provided, the Class D Preferred shares shall not be entitled to any dividend other than, or in excess of, such non-cumulative dividend, and for greater certainty the directors may, on issuance, elect not to set any rate for such non-cumulative dividends.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class D Preferred shares shall, after payment has been made to the holders of the Class A Preferred, Class B Preferred and Class C Preferred shares of the amount to which they are entitled, be entitled to receive their respective Aggregate Class D Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of shares ranking junior to the Class D Preferred shares. Upon payment of the amount so payable to them, the Class D Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class D Preferred shares on payment of the Aggregate Class D Redemption Price for each Class D Preferred share to be redeemed. If a part only of the then outstanding Class D Preferred shares is at any time to be redeemed pursuant to this subclause, the Class D Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

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(f)	In any case of redemption of the Class D Preferred shares under the provisions of Article 27.5(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class D Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class D Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class D Redemption Price and the date on which redemption is to take place (the “Class D Redemption Date”) and if part of the Class D Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class D Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class D Preferred shares to be redeemed, the Aggregate Class D Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class D Preferred shares called for redemption. Such Class D Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class D Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class D Redemption Date the Class D Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class D Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class D Preferred shares so called for redemption fail to present the certificates representing such Class D Preferred shares on the Class D Redemption Date the Company shall have the right to deposit the Aggregate Class D Redemption Price for such shares in a special account in any chartered bank or any trust corporation in Canada to be paid with or without interest to or to the order of the respective holders of such Class D Preferred shares called for redemption upon presentation and surrender to such bank or trust corporation of the certificates representing the same and upon such deposit being made the Class D Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class D Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class D Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

(g)	Any holder of Class D Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class D Preferred shares held by him by payment of the Aggregate Class D Redemption Price for each Class D Preferred share to be redeemed.

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(h)	In the event any holder of Class D Preferred shares desires the Company to redeem any of his Class D Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class D Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class D Shareholder’s Redemption Date and if part of the Class D Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class D Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class D Preferred shares called for redemption, pay to such holder the Aggregate Class D Redemption Price therefor. Such Class D Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class D Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class D Preferred shares to be redeemed on the Class D Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

27.6	Class E Preferred Shares

The Class E Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class E Redemption Price” shall mean with respect to a particular Class E Preferred share an amount equal to the fair market value of the consideration received for the issuance of such Class E Preferred share as determined by the directors at the time of issuance of such Class E Preferred share and adjusted by the directors at any time or times so as to ensure that the Class E Redemption Price of the Class E Preferred shares issued as partial or total consideration for the purchase by the Company of any assets (for the purposes of this Article 27.6(a), the “Purchased Assets”, which may include shares in the capital of the Company) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase by the Company and the aggregate value of the non-share consideration, if any, paid by the Company as partial or total consideration for the Purchased Assets.

For greater certainty, if at any time or from time to time after the issuance of the Class E Preferred shares,

(i)	the Canada Revenue Agency or other competent taxing authority issues an actual or proposed assessment or reassessment (the “Assessment”) on the basis that the aggregate fair market value of the Purchased Assets as at the date of their purchase is other than the sum of the Class E Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the aggregate fair market value of the Purchased Assets assumed in the Assessment is not disputed; or

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(ii)	the Assessment is disputed and a final settlement is reached with the Canada Revenue Agency or other competent taxing authority as to the aggregate fair market value of the Purchased Assets as at the date of their purchase; or

(iii)	a court of competent jurisdiction determines that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class E Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and no appeal from such determination has been filed prior to the expiration of the relevant appeal period; or

(iv)	the Company’s auditors or accountants inform it in writing that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class E Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the Company and the holder of such Class E Preferred shares agreed that such different amount is correct, then the aggregate purchase price for the Purchased Assets shall be deemed to be the aggregate fair market value so determined and the Class E Redemption Price of a Class E Preferred share shall be increased or decreased, as the case may be, so that the Class E Redemption Price of a Class E Preferred share shall be an amount equal to the aggregate fair market value of the Purchased Assets so determined less the aggregate value of the non-share consideration, if any, divided by the number of Class E Preferred shares which were issued for such Purchased Assets, it being the intention of the Company or such holder of Class E Preferred shares that the effect of any adjustment made pursuant to this Article 27.6(a) shall be to place the Company or such holder of Class E Preferred shares in the same position nunc pro tunc as they would have been had the aggregate fair market value of the Purchased Assets so determined been the amount originally determined as the aggregate fair market value of the Purchased Assets. “Aggregate Class E Redemption Price” shall mean with respect to a Class E Preferred share the Class E Redemption Price for such share plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class E Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

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(c)	The holders of the Class E Preferred shares shall in each fiscal period of the Company, in the discretion of the directors and without preference or priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non-cumulative dividends at an annual rate on the Class E Redemption Price to be determined by the directors at the time of issuance of the Class E Preferred shares. Except as hereinafter otherwise provided, the Class E Preferred shares shall not be entitled to any dividend other than, or in excess of, such non-cumulative dividend, and for greater certainty the directors may, on issuance, elect not to set any rate for such non-cumulative dividends.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class E Preferred shares shall, after payment has been made to the holders of the Class A Preferred, Class B Preferred, Class C Preferred and Class D Preferred shares of the amount to which they are entitled, be entitled to receive their respective Aggregate Class E Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of shares ranking junior to the Class E Preferred shares. Upon payment of the amount so payable to them, the Class E Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class E Preferred shares on payment of the Aggregate Class E Redemption Price for each Class E Preferred share to be redeemed. If a part only of the then outstanding Class E Preferred shares is at any time to be redeemed pursuant to this subclause, the Class E Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

(f)	In any case of redemption of the Class E Preferred shares under the provisions of Article 27.6(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class E Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class E Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class E Redemption Price and the date on which redemption is to take place (the “Class E Redemption Date”) and if part of the Class E Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class E Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class E Preferred shares to be redeemed, the Aggregate Class E Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class E Preferred shares called for redemption. Such Class E Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class E Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class E Redemption Date the Class E Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class E Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class E Preferred shares so called for redemption fail to present the certificates representing such Class E Preferred shares on the Class E Redemption Date the Company shall have the right to deposit the Aggregate Class E Redemption Price for such shares in a special account in any chartered bank or any trust corporation in Canada to be paid with or without interest to or to the order of the respective holders of such Class E Preferred shares called for redemption upon presentation and surrender to such bank or trust corporation of the certificates representing the same and upon such deposit being made the Class E Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class E Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class E Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

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(g)	Any holder of Class E Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class E Preferred shares held by him by payment of the Aggregate Class E Redemption Price for each Class E Preferred share to be redeemed.

(h)	In the event any holder of Class E Preferred shares desires the Company to redeem any of his Class E Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class E Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class E Shareholder’s Redemption Date and if part of the Class E Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class E Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class E Preferred shares called for redemption, pay to such holder the Aggregate Class E Redemption Price therefor. Such Class E Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class E Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class E Preferred shares to be redeemed on the Class E Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

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ARTICLE 28

DISCRETION TO DECLARE DIVIDENDS

28.1        Except for the rights of the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares with respect to prior and cumulative or non-cumulative dividends set out herein, any other class of shares of the Company, to which the right to receive dividends is attached, shall carry the distinction and right to receive dividends exclusive of the other class of shares of the Company. Subject to the rights of the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares with respect to priority and cumulative or non-cumulative dividends, the directors shall be at liberty, in their absolute discretion, to declare dividends on any one class of shares of the Company to which a right to receive dividends is attached to the exclusion of any other class of shares. For more certainty, except for the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred shares, no holder of shares of any class of shares of the Company shall be entitled to receive dividends in preference or priority to any other class of shares of the Company unless and until declared by the directors.

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HELI-ONE CANADA ULC

ARTICLES

(Formerly HELI-ONE CANADA INC.)

(the “Company”)

The Company has as its Articles the following Articles.

Full Name and Signature of a Director	Date of Signing

/s/ Paul King	October 21, 2014
Paul King

Incorporation Number:       C1016902

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Statutory Definitions Applicable	1

ARTICLE 2 SHARES AND SHARE CERTIFICATES		1
2.1	Authorized Share Structure	1
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgment	2
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	2
2.7	Splitting Share Certificates	3
2.8	Certificate Fee	3
2.9	Recognition of Trusts	3

ARTICLE 3 ISSUE OF SHARES		3
3.1	Directors Authorized	3
3.2	Commissions and Discounts	4
3.3	Brokerage	4
3.4	Conditions of Issue	4
3.5	Share Purchase Warrants and Rights	4

ARTICLE 4 SHARE REGISTERS		4
4.1	Central Securities Register	4
4.2	Closing Register	5

ARTICLE 5 SHARE TRANSFERS		5
5.1	Registering Transfers	5
5.2	Form of Instrument of Transfer	5
5.3	Transferor Remains Shareholder	5
5.4	Signing of Instrument of Transfer	5
5.5	Enquiry as to Title Not Required	6
5.6	Transfer Fee	6

ARTICLE 6 TRANSMISSION OF SHARES		6
6.1	Recognition on Death	6
6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy	6

ARTICLE 7 PURCHASE OF SHARES		7
7.1	Company Authorized to Purchase Shares	7
7.2	Purchase When Insolvent	7
7.3	Sale and Voting of Purchased Shares	7

ARTICLE 8 BORROWING POWERS		7
8.1	Borrowing Powers	7

ARTICLE 9 ALTERATIONS		8
9.1	Alteration of Authorized Share Structure	8
9.2	Special Rights and Restrictions	9
9.3	Change of Name	9
9.4	Other Alterations	9

ARTICLE 10 MEETINGS OF SHAREHOLDERS		9
10.1	Annual General Meetings	9
10.2	Resolution Instead of Annual General Meeting	9
10.3	Calling of Meetings of Shareholders	10
10.4	Notice for Meetings of Shareholders	10
10.5	Record Date for Notice	10
10.6	Record Date for Voting	10
10.7	Failure to Give Notice and Waiver of Notice	10
10.8	Notice of Special Business at Meetings of Shareholders	11

ARTICLE 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		11
11.1	Special Business	11
11.2	Special Majority	12
11.3	Quorum	12
11.4	One Shareholder May Constitute Quorum	12
11.5	Other Persons May Attend	12
11.6	Requirement of Quorum	13
11.7	Lack of Quorum	13
11.8	Lack of Quorum at Succeeding Meeting	13
11.9	Chair	13
11.10	Selection of Alternate Chair	13
11.11	Adjournments	14
11.12	Notice of Adjourned Meeting	14
11.13	Decisions by Show of Hands or Poll	14
11.14	Declaration of Result	14

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11.15	Motion Need Not be Seconded	14
11.16	Casting Vote	14
11.17	Manner of Taking Poll	15
11.18	Demand for Poll on Adjournment	15
11.19	Chair Must Resolve Dispute	15
11.20	Casting of Votes	15
11.21	No Demand for Poll	15
11.22	Demand for Poll Not to Prevent Continuance of Meeting	15
11.23	Retention of Ballots and Proxies	16

ARTICLE 12 VOTES OF SHAREHOLDERS
12.1	Number of Votes by Shareholder or by Shares	16
12.2	Votes of Persons in Representative Capacity	16
12.3	Votes by Joint Holders	16
12.4	Legal Personal Representatives as Joint Shareholders	17
12.5	Representative of a Corporate Shareholder	17
12.6	Appointment of Proxy Holders	17
12.7	Alternate Proxy Holders	17
12.8	Who May Act as Proxy Holder	18
12.9	Deposit of Proxy	18
12.10	Validity of Proxy Vote	18
12.11	Form of Proxy	18
12.12	Revocation of Proxy	19
12.13	Revocation of Proxy Must be Signed	19
12.14	Production of Evidence of Authority to Vote	19

ARTICLE 13 DIRECTORS
13.1	First Directors; Number of Directors	20
13.2	Change in Number of Directors	20
13.3	Directors’ Acts Valid Despite Vacancy	20
13.4	Qualifications of Directors	21
13.5	Remuneration of Directors	21
13.6	Reimbursement of Expenses of Directors	21
13.7	Special Remuneration for Directors	21
13.8	Gratuity, Pension or Allowance on Retirement of Director	21

ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS		21
14.1	Election at Annual General Meeting	21
14.2	Consent to be a Director	22
14.3	Failure to Elect or Appoint Directors	22
14.4	Places of Retiring Directors Not Filled	22
14.5	Directors May Fill Casual Vacancies	23
14.6	Remaining Directors Power to Act	23
14.7	Shareholders May Fill Vacancies	23
14.8	Additional Directors	23
14.9	Ceasing to be a Director	23
14.10	Removal of Director by Shareholders	24
14.11	Removal of Director by Directors	24

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ARTICLE 15 ALTERNATE DIRECTORS		24
15.1	Appointment of Alternate Director	24
15.2	Notice of Meetings	24
15.3	Alternate for More Than One Director Attending Meetings	24
15.4	Consent Resolutions	25
15.5	Alternate Director Not an Agent	25
15.6	Revocation of Appointment of Alternate Director	25
15.7	Ceasing to be an Alternate Director	25
15.8	Remuneration and Expenses of Alternate Director	25

ARTICLE 16 POWERS AND DUTIES OF DIRECTORS		26
16.1	Powers of Management	26
16.2	Appointment of Attorney of Company	26

ARTICLE 17 DISCLOSURE OF INTEREST OF DIRECTORS		26
17.1	Obligation to Account for Profits	26
17.2	Restrictions on Voting by Reason of Interest	26
17.3	Interested Director Counted in Quorum	27
17.4	Disclosure of Conflict of Interest or Property	27
17.5	Director Holding Other Office in the Company	27
17.6	No Disqualification	27
17.7	Professional Services by Director or Officer	27
17.8	Director or Officer in Other Corporations	27

ARTICLE 18 PROCEEDINGS OF DIRECTORS		29
18.1	Meetings of Directors	29
18.2	Voting at Meetings	29
18.3	Chair of Meetings	29
18.4	Meetings by Telephone or Other Communications Medium	29
18.5	Calling of Meetings	29
18.6	Notice of Meetings	29
18.7	When Notice Not Required	29
18.8	Meeting Valid Despite Failure to Give Notice	29
18.9	Waiver of Notice of Meetings	29
18.10	Quorum	30
18.11	Validity of Acts Where Appointment Defective	30
18.12	Consent Resolutions in Writing	30

ARTICLE 19 EXECUTIVE AND OTHER COMMITTEES		30
19.1	Appointment and Powers of Executive Committee	30
19.2	Appointment and Powers of Other Committees	31
19.3	Obligations of Committees	31
19.4	Powers of Board	32
19.5	Committee Meetings	32

ARTICLE 20 OFFICERS		32
20.1	Directors May Appoint Officers	32
20.2	Functions, Duties and Powers of Officers	32
20.3	Qualifications	33
20.4	Remuneration and Terms of Appointment	33

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ARTICLE 21 INDEMNIFICATION		33
21.1	Definitions	34
21.2	Mandatory Indemnification of Eligible Party	34
21.3	Indemnification of Other Persons	34
21.4	Non-Compliance with the Act	34
21.5	Company May Purchase Insurance	34

ARTICLE 22 DIVIDENDS		35
22.1	Payment of Dividends Subject to Special Rights	35
22.2	Declaration of Dividends	35
22.3	No Notice Required	35
22.4	Record Date	35
22.5	Manner of Paying Dividend	35
22.6	Settlement of Difficulties	35
22.7	When Dividend Payable	36
22.8	Dividends to be Paid in Accordance With Number of Shares	36
22.9	Receipt by Joint Shareholders	36
22.10	Dividend Bears No Interest	36
22.11	Fractional Dividends	36
22.12	Payment of Dividends	36
22.13	Capitalization of Surplus	36

ARTICLE 23 FINANCIAL RECORDS AND AUDITS		37
23.1	Recording of Financial Affairs	37
23.2	Inspection of Accounting Records	37
23.3	Remuneration of Auditor	37

ARTICLE 24 NOTICES		37
24.1	Method of Giving Notice	37
24.2	Deemed Receipt of Mailing	38
24.3	Certificate of Sending	38
24.4	Notice to Joint Shareholders	38
24.5	Notice to Trustees	38

ARTICLE 25 SEAL		39
25.1	Who May Attest Seal	39
25.2	Sealing Copies	39
25.3	Mechanical Reproduction of Seal	39

ARTICLE 26 PROHIBITIONS		40
26.1	Definitions	40
26.2	Application	40
26.3	Consent Required for Transfer of Shares or Designated Securities	40

ARTICLE 27 SPECIAL RIGHTS AND RESTRICTIONS		41
27.1	Common	41
27.2	Class A Preferred Shares	41

ARTICLE 28 DISCRETION TO DECLARE DIVIDENDS		47

v

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

“Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being.

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“legal personal representative” means the personal or other legal representative of the shareholder.

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register.

“seal” means the seal of the Company, if any.

1.2	Statutory Definitions Applicable

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each shars certificate issued by the Company must comply with, and be signed as required by, the Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the shareholder’s name. At its option, the Company may, in lieu of a share certificate, issue to the shareholder a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

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2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The directors may authorize the Company to pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person, or procuring or agreeing to procure purchasers for shares of the Company.

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3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property; or

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

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4.2	Closing Register

The Company must not at any time close its central securities register,

ARTICLE 5

SHARE TRANSFERS

5.1	Registering Transfers

In addition to any other restrictions set forth in these Articles, a transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company as the registered owner of the transferred shares.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

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(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors from time to time.

ARTICLE 6

TRANSMISSION OF SHARES

6.1	Recognition on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy

The legal personal representative or trustee in bankruptcy of a shareholder, as the case may be, has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company.

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ARTICLE 7

PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

ARTICLE 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

7

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Act.

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9.2	Special Rights and Restrictions

Subject to the Act, the Company may by special resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, within or outside British Columbia, as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

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10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders at such time and place, within or outside British Columbia, as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

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10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must state the general nature of the special business. If the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, then, in lieu of attaching a copy of the document to the notice of meeting, the notice may state that a copy of the document will be available for inspection by shareholders who are entitled to vote at the meeting:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

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(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)	any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the secretary (if any), the assistant secretary (if any and only in the absence of the secretary), the auditor of the Company (if any), and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder otherwise entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

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11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b)was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the vice chair of the board, if any;

(c)	if the vice chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(d)	if the chief executive officer is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board, vice chair of the board, chief executive officer or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president are unwilling to act as chair of the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

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11.11	Adjournments

The chair of a meeting of shareholders may, with the consent of any meeting at which a quorum is present, and must, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

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11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

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11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep at its record office each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month period, the Company may destroy such ballots and proxies.

ARTICLE 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

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12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.7	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

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12.8	Who May Act as Proxy Holder

Any person having attained the age of majority may act as proxy holder whether or not he or she is entitled on his or her own behalf to be present and to vote at the meeting at which he or she acts as proxy holder. The proxy may authorize the person so appointed to act as proxy holder for the appointor for the period, at any meeting or meetings and to the extent permitted by the Act.

12.9	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.10	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.11	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned [ at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting. ] [ at any and all general meetings of the Company to be held between [month, day, year] and [month, day, year], and at any adjournment of any such meeting to be held within that period of time. ]

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Number and class of shares in respect of which this proxy is given (if no number or class is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _______________________

Signed [month, day, year]

[Signature of Shareholder]

[Name of Shareholder - printed]

12.12	Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.13	Revocation of Proxy Must be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.14	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

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ARTICLE 13

DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1 (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

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13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

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(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(a), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Act,

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Act, or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected or appointed in accordance with these Articles and the Act. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

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14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director in the manner required by the Act, or

(d)	the director is removed from office pursuant to Article 14.1 0 or 14.11.

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14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director, or who is qualified to serve on each of the committees of the directors of which, the appointer is a member, to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors, as the case may be, at which the appointor is not present, unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

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(b)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(d)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(a)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b)	the alternate director dies;

(c)	the alternate director resigns as an alternate director in the manner required by the Act,

(d)	the alternate director ceases to be qualified to act as a director; or

(e)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

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ARTICLE 16

POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17

DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

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17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

17.5	Director Holding Other Office in the Company

A director may hold any office, employment or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office, employment or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

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ARTICLE 18

PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the vice chair of the board, if any;

(c)	in the absence of the vice chair of the board, the chief executive officer, if any, provided the chief executive officer is a director, unless the board has determined otherwise;

(d)	in the absence of the chief executive officer, the president, if any, provided the president is a director, unless the board has determined otherwise; or

(e)	any other director chosen by the directors if:

(i)	neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is willing to chair the meeting; or

(iii)	the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), and the president (if a director, unless the board has determined otherwise), have advised the secretary, if any, or any other director, that they will not be present at the meeting.

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18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances, by any method set out in Article 24.1 or orally in person or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

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18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the number of directors for the time being set pursuant to these Articles or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, e-mail or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19

EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

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(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution;

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 19.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 19.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Article 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors;

(b)	report every act or thing done in exercise of those powers at such times as the directors may require; and

(c)	keep minutes of all meetings of the committee.

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19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 19.1 or 19.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 19.1 or 19.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20

OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

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(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 21

INDEMNIFICATION

21.1	Definitions

In this ARTICLE 21:

(a)	“associated corporation” means a corporation or entity referred to in paragraph (ii) or (iii) of the definition of “eligible party”;

(b)	“eligible party” means an individual who:

(i)	is or was a director or alternate director of the Company;

(ii)	is or was a director or alternate director of another corporation,

(A)	at a time when the corporation is or was an affiliate of the Company; or

(B)	at the request of the Company; or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or alternate director of a partnership, trust, joint venture or other unincorporated entity;

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(c)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company or an associated corporation:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(e)	“expenses” has the meaning set out in the Act.

21.2	Mandatory Indemnification of Eligible Party

Subject to the Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Act, the Company may indemnify any person.

21.4	Non-Compliance with the Act

The failure of an eligible party to comply with the Act or these Articles does not invalidate any indemnity to which he or she is entitled under this ARTICLE 21.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, alternate director, officer, employee or agent of the Company;

(b)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

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(d)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her by reason of being or having been such a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 22

DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this ARTICLE 22are subject to the rights, if any, of shareholders holding shares of the Company with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

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(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance With Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

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ARTICLE 23

FINANCIAL RECORDS AND AUDITS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

ARTICLE 24

NOTICES

24.1	Method of Giving Notice

Unless the Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

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(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

24.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

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(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in Article 24.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

ARTICLE 25

SEAL

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

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ARTICLE 26

PROHIBITIONS

26.1	Definitions

In this ARTICLE 26:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding-up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in Article 26.1 (a)(i)or (ii);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia); and

(c)	“voting security” means a security of the Company that:

(i)	is not a debt security; and

(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2	Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3	Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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ARTICLE 27

SPECIAL RIGHTS AND RESTRICTIONS

27.1	Common

The Common shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	The holders of the Common shares are entitled to one vote in respect of each Common share held, at any annual or special general meeting of the shareholders of the Company.

(b)	The holders of the Common shares shall, in the absolute discretion of the directors and subject to the rights of the holders of the Class A Preferred and Class B Preferred shares, be entitled to receive dividends, as and when declared by the directors, out of moneys of the Company properly applicable to the payment of dividends.

(c)	No dividend shall at any time be declared and paid or set apart for payment on the Common shares in any fiscal year, if such a declaration and payment would (i) impair the ability of the Company to redeem from the net assets of the Company all of the Class A Preferred and Class B Preferred shares then outstanding for the Aggregate Class A Redemption Price and Aggregate Class B Redemption Price, (ii) impair the ability of the Company to pay any dividends then declared or payable to the holders of the Class A Preferred and Class B Preferred shares.

(d)	In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, after payment has been made to the holders of the Class A Preferred and Class B Preferred shares of the amount to which they are entitled, the holders of the Common shares shall be entitled to receive the amount of capital paid up on their respective Common shares and shall be entitled to share equally, share for share, in the remaining property and assets of the Company.

27.2	Class A Preferred Shares

The Class A Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class A Redemption Price” shall mean with respect to a Class A Preferred share, the sum of $1.00 and “Aggregate Class A Redemption Price” shall mean, with respect to a Class A Preferred share, the Class A Redemption Price plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class A Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

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(c)	The holders of the Class A Preferred shares shall in each fiscal period of the Company, at the discretion of the directors, in preference and priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, cumulative dividends at an annual rate, to be determined by the directors at the time of issuance of such Class A Preferred shares, based on the Class A Redemption Price. Except as hereinafter otherwise provided, the Class A Preferred shares shall not be entitled to any dividend other than, or in excess of, such cumulative dividend provided that before payment of any dividend to the holders of shares of any other class, all dividends accrued, unpaid and due to the holders of Class A Preferred shares hereunder shall first be paid.

(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred shares shall be entitled to receive their respective Aggregate Class A Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of the Class B Preferred shares or shares ranking junior to the Class A Preferred shares. Upon payment of the amount so payable to them, the holders of the Class A Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preferred shares on payment of the Aggregate Class A Redemption Price for each Class A Preferred share to be redeemed, If a part only of the then outstanding Class A Preferred shares is at any time to be redeemed pursuant to this subclause, the Class A Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

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(f)	In any case of redemption of the Class A Preferred shares under the provisions of Article 27.2(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class A Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class A Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class A Redemption Price and the date on which redemption is to take place (the “Class A Redemption Date”) and if part of the Class A Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class A Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class A Preferred shares to be redeemed, the Aggregate Class A Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class A Preferred shares called for redemption. Such Class A Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class A Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class A Redemption Date the Class A Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class A Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class A Preferred shares so called for redemption fail to present the certificates representing such Class A Preferred shares on the Class A Redemption Date the Company shall have the right to deposit the Aggregate Class A Redemption Price for such shares in a special account in any chartered bank or any trust Company in Canada to be paid with or without interest to or to the order of the respective holders of such Class A Preferred shares called for redemption upon presentation and surrender to such bank or trust Company of the certificates representing the same and upon such deposit being made the Class A Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class A Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class A Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

(g)	Any holder of Class A Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class A Preferred shares held by him by payment of the Aggregate Class A Redemption Price for each Class A Preferred share to be redeemed.

(h)	In the event any holder of Class A Preferred shares desires the Company to redeem any of his Class A Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class A Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class A Shareholder’s Redemption Date and if part of the Class A Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class A Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class A Preferred shares called for redemption, pay to such holder the Aggregate Class A Redemption Price therefor. Such Class A Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class A Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class A Preferred shares to be redeemed on the Class A Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

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27.3	Class B Preferred

The Class B Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

(a)	For purposes of these Articles, “Class B Redemption Price” shall mean with respect to a particular Class B Preferred share an amount equal to the fair market value of the consideration received for the issuance of such Class B Preferred share as determined by the directors at the time of issuance of such Class B Preferred share and adjusted by the directors at any time or times so as to ensure that the Class B Redemption Price of the Class B Preferred shares issued as partial or total consideration for the purchase by the Company of any assets (for the purposes of this Article 27.3(a), the “Purchased Assets”, which may include shares in the capital of the Company) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase by the Company and the aggregate value of the non-share consideration, if any, paid by the Company as partial or total consideration for the Purchased Assets.

For greater certainty, if at any time or from time to time after the issuance of the Class B Preferred shares,

(i)	the Canada Revenue Agency or other competent taxing authority issues an actual or proposed assessment or reassessment (the “Assessment”) on the basis that the aggregate fair market value of the Purchased Assets as at the date of their purchase is other than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the aggregate fair market value of the Purchased Assets assumed in the Assessment is not disputed; or

(ii)	the Assessment is disputed and a final settlement is reached with the Canada Revenue Agency or other competent taxing authority as to the aggregate fair market value of the Purchased Assets as at the date of their purchase; or

(iii)	a court of competent jurisdiction determines that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and no appeal from such determination has been filed prior to the expiration of the relevant appeal period; or

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(iv)	the Company’s auditors or accountants inform it in writing that the aggregate fair market value of the Purchased Assets as of the date of their purchase was different than the sum of the Class B Redemption Price and the aggregate value of the non-share consideration, if any, paid by the Company for the Purchased Assets, and the Company and the holder of such Class B Preferred shares agreed that such different amount is correct, then the aggregate purchase price for the Purchased Assets shall be deemed to be the aggregate fair market value so determined and the Class B Redemption Price of a Class B Preferred share shall be increased or decreased, as the case may be, so that the Class B Redemption Price of a Class B Preferred share shall be an amount equal to the aggregate fair market value of the Purchased Assets so determined less the aggregate value of the non-share consideration, if any, divided by the number of Class B Preferred shares which were issued for such Purchased Assets, it being the intention of the parties hereto that the effect of any adjustment made pursuant to this Article 27.3(a) shall be to place the parties in the same position nunc pro tunc as they would have been had the aggregate fair market value of the Purchased Assets so determined been the amount originally determined as the aggregate fair market value of the Purchased Assets. “Aggregate Class B Redemption Price” shall mean with respect to a Class B Preferred share the Class B Redemption Price for such share plus all declared and unpaid dividends thereon.

(b)	Except as provided in the Act, the holders of the Class B Preferred shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the shareholders of the Company.

(c)	The holders of the Class B Preferred shares shall in each fiscal period of the Company, in the discretion of the directors and without preference or priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any or all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non- cumulative dividends at an annual rate on the Class B Redemption Price to be determined by the directors at the time of issuance of the Class B Preferred shares. Except as hereinafter otherwise provided, the Class B Preferred shares shall not be entitled to any dividend other than, or in excess of, such non-cumulative dividend.

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(d)	In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class B Preferred shares shall, after payment has been made to the holders of the Class A Preferred shares of the amount to which they are entitled, be entitled to receive their respective Aggregate Class B Redemption Price for each such share held before any amount shall be paid or any property or assets of the Company distributed to the holders of shares ranking junior to the Class B Preferred shares. Upon payment of the amount so payable to them, the Class B Preferred shares shall not be entitled to share in any further distribution of the property or assets of the Company.

(e)	The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class B Preferred shares on payment of the Aggregate Class B Redemption Price for each Class B Preferred share to be redeemed, If a part only of the then outstanding Class B Preferred shares is at any time to be redeemed pursuant to this subclause, the Class B Preferred shares so to be redeemed shall be selected by the directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

(f)	In any case of redemption of the Class B Preferred shares under the provisions of Article 27.3(e) above, the Company shall at least 30 days before the date specified for redemption, mail to each shareholder who, at the date of mailing, is a registered holder of the Class B Preferred shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class B Preferred shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Class B Redemption Price and the date on which redemption is to take place (the “Class B Redemption Date”) and if part of the Class B Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Class B Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class B Preferred shares to be redeemed, the Aggregate Class B Redemption Price on presentation and surrender, at the Registered Office of the Company of the certificate for the Class B Preferred shares called for redemption. Such Class B Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class B Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Class B Redemption Date the Class B Preferred shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Class B Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Class B Preferred shares so called for redemption fail to present the certificates representing such Class B Preferred shares on the Class B Redemption Date the Company shall have the right to deposit the Aggregate Class B Redemption Price for such shares in a special account in any chartered bank or any trust corporation in Canada to be paid with or without interest to or to the order of the respective holders of such Class B Preferred shares called for redemption upon presentation and surrender to such bank or trust corporation of the certificates representing the same and upon such deposit being made the Class B Preferred shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Class B Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Class B Preferred shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

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(g)	Any holder of Class B Preferred shares may, at any time, upon giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Class B Preferred shares held by him by payment of the Aggregate Class B Redemption Price for each Class B Preferred share to be redeemed.

(h)	In the event any holder of Class B Preferred shares desires the Company to redeem any of his Class B Preferred shares he shall, at least 60 days before the date specified for redemption (the “Class B Shareholder’s Redemption Date”), give written notice thereof to the Company, at its then Registered Office. Such notice shall set out the Class B Shareholder’s Redemption Date and if part of the Class B Preferred shares held by such member is to be redeemed, the number thereof so to be redeemed. On the Class B Shareholder’s Redemption Date, the Company shall, on presentation and surrender at the Registered Office of the Company of the certificate for his Class B Preferred shares called for redemption, pay to such holder the Aggregate Class B Redemption Price therefor. Such Class B Preferred shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class B Preferred shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. Should any person requiring redemption fail to present the certificate or certificates for his Class B Preferred shares to be redeemed on the Class B Shareholder’s Redemption Date, the notice given by such person shall be null and void and the Company shall have no obligation to make the redemption called for in the said notice.

ARTICLE 28

DISCRETION TO DECLARE DIVIDENDS

28.1         Except for the rights of the holders of Class A Preferred and Class B Preferred shares with respect to prior and cumulative dividends set out herein, any other class of shares of the Company, to which the right to receive dividends is attached, shall carry the distinction and right to receive dividends exclusive of the other class of shares of the Company. Subject to the rights of the holders of Class A Preferred and Class B Preferred shares with respect to priority and cumulative dividends, the directors shall be at liberty, in their absolute discretion, to declare dividends on any one class of shares of the Company to which a right to receive dividends is attached to the exclusion of any other class of shares. For more certainty, except for the holders of Class A Preferred and Class B Preferred shares, no holder of shares of any class of shares of the Company shall be entitled to receive dividends in preference or priority to any other class of shares of the Company unless and until declared by the directors.

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